Exhibit 99.1

MAYOR’S JEWELERS, INC. ANNOUNCES AMEX ACCEPTANCE OF COMPANY COMPLIANCE PLAN
AND APPOINTMENT OF INTERIM CFO

     Sunrise, FL (December 17, 2004) – Mayor’s Jewelers, Inc. (AMEX: MYR) (the “Company” or “Mayor’s”) announced that the American Stock Exchange (“AMEX”) has accepted Mayor’s formal action plan to regain compliance with AMEX’s continued listing standards by December 30, 2004 (the “Plan”). The Plan was submitted on December 14, 2004 and accepted on December 17, 2004, following Mayor’s inability to file its quarterly report for the fiscal quarter ending September 25, 2004 with the Securities and Exchange Commission on a timely basis, which violated AMEX’s continued listing standards, specifically Section 1003(d) of the AMEX Company Guide. Mayor’s inability to file the quarterly report is a direct result of delays in finalizing certain financial information pending completion of the Company’s previously announced review of certain accounting issues.

     Upon acceptance of the Plan, AMEX provided the Company with an extension of time in order to regain compliance with the continued listing standards, and will allow the Company to maintain its AMEX listing through the Plan period, subject to periodic review of Mayor’s progress by the AMEX staff. If Mayor’s does not make progress consistent with the Plan or regain compliance, the AMEX staff could initiate delisting procedures. The Company intends to make all efforts to comply fully with the Plan. It can make no assurance that it will be able to do so.

     Mayor’s also announced that it has appointed Lawrence R. Litowitz as interim Chief Financial Officer and principal accounting officer, effective December 15, 2004. The appointment of Mr. Litowitz is considered interim until a permanent chief financial officer is selected. Mr. Litowitz brings more than 30 years of experience in the financial and accounting area as both an entrepreneur and a chief financial officer. Mr. Litowitz is a partner at the firm of Tatum CFO Partners and has also worked with the American Institute of CPA’s (AICPA). Mr. Litowitz has significant expertise in finance across multiple industries, including retail.

     The Company also noted that, in light of recent developments, the special committee of the Board of Directors that was formed for the purpose of considering a possible transaction between the Company and Henry Birks & Sons Inc. (“Birks”), the controlling stockholder of Mayor’s, is not actively considering the possible transaction between the Company and Birks and that the special committee would expect to recommence such consideration after the issues relating to the financial restatements have been resolved.

About Mayor’s

     Mayor’s is a leading luxury retail jeweler serving Florida and Greater Atlanta. The Company was founded in 1910 and has maintained the intimacy of a family-owned boutique while becoming renowned for its fine jewelry, timepieces and giftware. Mayor’s currently operates 28 total stores; 23 in Florida, five in Georgia. Additional information can be found on Mayor’s Web site, www.mayors.com.

Safe Harbor Statement

     This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Factors that could affect the Company’s forward-looking statements include, among other things: the review of the audit of the March 27, 2004 fiscal year financial statements, and the review of the quarterly financial statements for the quarters ended September 27, 2003, December 27, 2003 and June 26, 2004 by KPMG LLP; negative reactions from the Company’s stockholders, creditors or customers to the results of the review and restatement or further delay in providing financial information caused by the review and restatement; the impact and result of any litigation (including private litigation), any action by the American Stock Exchange, or of any investigation by the Securities and Exchange Commission or any investigation by any other governmental agency related to the Company; the Company’s ability to obtain any necessary waivers from its creditors in the event of a further delay in, or other adverse developments relating to, the restatement; the Company’s ability to manage its operations during and after the financial statement restatement process; the Company’s ability to successfully implement internal controls and procedures that remediate the material weakness and ensure timely, effective and accurate financial reporting; changes in economic conditions; and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K, as amended, for the fiscal year ended March 27, 2004. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Several factors, including those identified above, could cause actual events to differ materially from the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements and is not responsible for changes made to this release by wire services or Internet services.